SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):   July 20, 2009

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF	Commission File Number	(IRS EMPLOYER
INCORPORATION OR ORGANIZATION		IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 5.02.                        DEPARTURE AND APPOINTMENT OF PRINCIPAL OFFICERS

(b)  On July 20, 2009, we issued a news release announcing that Jerry W. Walton, Executive Vice President, Finance and Administration and Chief Financial Officer, will retire on September 30, 2009.

(c), (d), (e)  The news release also announced that David Mee, currently Senior Vice President of Tax and Risk Management and Corporate Secretary, will assume the position of Executive Vice President, Finance and Administration and Chief Financial Officer effective October 1, 2009.

Mr. Mee, 49, joined the Company on September 1, 1992 as Vice President, Tax.  He was named Senior Vice President in 2000 and Corporate Secretary in May 2008.  Mr. Mee has been with J.B. Hunt for approximately 16 years and has a B.A. degree from Westminster College.  Prior to joining the Company, he worked for KMPG for ten years.  Mr. Mee is a Certified Public Accountant.

Effective July 19, 2009, Mr. Mee will be paid a base salary of $287,400 per year.  He was awarded 30,000 restricted share units which will vest over a three-year period from July 2014 through July 2016.  He will also be eligible to receive an annual bonus consistent with the Company’s annual bonus award plan which is administered by the Compensation Committee and the Board of Directors.

Consistent with the Company’s general practice of not entering into employment contracts, there is no written agreement related to Mr. Mee’s appointment or employment.

A copy of that news release is filed as an exhibit to this Form 8-K.

ITEM 9.01.                        FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

99.1  News release issued by J.B. Hunt Transport Services, Inc. on July 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 22nd day of July 2009.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

BY:	/s/ Jerry W. Walton
Jerry W. Walton
Executive Vice President, Finance and Administration,
Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope
Senior Vice President, Controller,
Chief Accounting Officer